As filed with the Securities and Exchange Commission on March 13, 2012

Registration No. 333-179844

Registration No. 333-179844-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLATION ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	52-1964611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BALTIMORE GAS AND ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	52-0280210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Constellation Energy Group, Inc. 100 Constellation Way, Baltimore, Maryland 21202 (410) 470-2800	Baltimore Gas and Electric Company 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201 (410) 234-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Bruce G. Wilson

Senior Vice President and Secretary

Constellation Energy Group, Inc.

100 Constellation Way, Baltimore, Maryland 21202

(410) 470-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Constellation Energy Group, Inc.)

Carim V. Khouzami

Chief Financial Officer and Treasurer

Baltimore Gas and Electric Company

2 Center Plaza, 110 West Fayette Street

Baltimore, Maryland 21201

(410) 234-5000

(Names and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Baltimore Gas and Electric Company)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), and Baltimore Gas and Electric Company, a Maryland corporation and wholly owned subsidiary of Constellation (together with Constellation, the “Registrants”), are filing this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 (File No. 333-179844 and 333-179844-01) (collectively, the “Prior Registration Statements”).

Pursuant to an Agreement and Plan of Merger, dated as of April 28, 2011, by and among Constellation, Exelon Corporation (“Parent”) and Bolt Acquisition Corporation, an indirect, wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Constellation, with Constellation surviving the merger as an indirect, wholly owned subsidiary of Parent. As a result of the merger, the Registrants have terminated the offering of the Registrants’ securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Registrants in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrants hereby remove from registration all of such securities of the Registrants registered but unsold under the Prior Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 13th day of March, 2012.

CONSTELLATION ENERGY GROUP, INC. (Registrant)

By:	/s/ Christopher M. Crane
Name: Christopher M. Crane
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Prior Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Principal executive officer:

By	/s/ Christopher M. Crane	President and	March 13, 2012
	Christopher M. Crane	Director

Principal financial officer:

By	/s/ J. W. Thayer	Senior Vice President and	March 13, 2012
	J. W. Thayer	Chief Financial Officer

Principal accounting officer:

By	/s/ B. P. Wright	Vice President, Chief	March 13, 2012
	B. P. Wright	Accounting Officer and
Controller

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 13th day of March, 2012.

BALTIMORE GAS AND ELECTRIC COMPANY (Registrant)

By:	/s/ Kenneth W. DeFontes, Jr.
Name: Kenneth W. DeFontes, Jr.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Prior Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Principal executive officer:

By	/s/ Kenneth W. DeFontes	President, Chief Executive Officer	March 13, 2012
	Kenneth W. DeFontes	and Director

Principal financial and accounting officer:

By	*	Chief Financial Officer and Treasurer	March 13, 2012
Carim V. Khouzami

Directors:

By	*	Chairman of the Board of Directors	March 13, 2012
Michael D. Sullivan

By	*	Director	March 13, 2012
Thomas F. Brady

By	*	Director	March 13, 2012
Joseph L. Haskins

By	*	Director	March 13, 2012
Carla D. Hayden

By	*	Director	March 13, 2012
Mayo A. Shattuck III

By	*	Director	March 13, 2012
Michael J. Wallace

*By	/s/ Sean J. Klein
Sean J. Klein, as Attorney-in-Fact

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